Exhibit 5
                                                                       ---------


                             Pillsbury Winthrop LLP
                                Financial Centre
                              695 East Main Street
                                  P.O. Box 6760
                             Stamford, CT 06904-6760
                                 (203) 348-2300



                                  June 20, 2003


  Silgan Holdings Inc.
  4 Landmark Square, Suite 400
  Stamford, CT 06901

             Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

     We are acting as counsel for Silgan Holdings Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), of 60,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company reserved for issuance pursuant to the Silgan Holdings Inc. 2002 Non-Employee Directors Stock Option Plan (the "Plan").

     We have examined such corporate documents and records of the Company and such other matters as we have deemed necessary or appropriate in order to render the opinion set forth herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when any Shares shall have been duly issued and paid for in accordance with the terms of the Plan, such Shares will be legally issued, fully paid and nonassessable.

     The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the effect of the laws of any other jurisdiction.



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Silgan Holdings Inc.                                             June 20, 2003


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,



                                                     /s/ Pillsbury Winthrop LLP